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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in this Registration Statement (Form S-3) of Jacor Communications, Inc., Jacor Commuinications Company and the Subsidiary Guarantors, filed pursuant to Rule 462(b) and which incorporates the previously effective Registration Statement (Form S-3 No. 333-40127) and the Prospectus Supplements dated February 3, 1998 relating thereto, of our report dated February 21, 1997, with respect to the consolidated financial statements of Premiere Radio Networks, Inc. included in Jacor Communications, Inc.'s Current Report on Form 8-K(A) dated April 7, 1997.

                                          ERNST & YOUNG LLP

Los Angeles, California
January 30, 1998